Exhibit 99.1 For Immediate Release U.S. Concrete Announces Management Transition EULESS, Texas, July 29, 2015 – U.S. Concrete, Inc. (NASDAQ:USCR) announced today that William “Matt” Brown, Senior Vice President and Chief Financial Officer, will step down from his position, effective August 25, 2015. Mr. Brown has accepted the position of chief financial officer with an international building products company based in the Dallas, Texas area. A national search for a new chief financial officer has already been initiated. "Matt has been a valuable member of the Company's senior leadership team and instrumental in guiding the Company through a period of significant growth," said William J. Sandbrook, the Company's President and Chief Executive Officer. "Thanks to his efforts, the Company is not only in a stronger financial position but is poised to deliver on our long-term growth strategy. On behalf of the entire U.S. Concrete team, I would like to thank Matt for his numerous contributions to the Company and wish him much success in his new opportunity." Mr. Brown stated, “I have greatly enjoyed being part of a Company as dynamic as U.S. Concrete and truly appreciate the opportunities the Company has provided me over the last three years. The Company continues to execute on its attractive long term growth objectives and I wish the entire team many more years of success.” About U.S. Concrete, Inc. U.S. Concrete is a leading producer of construction materials in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 139 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 10 producing aggregates facilities. During 2014, U.S. Concrete sold approximately 5.7 million cubic yards of ready-mixed concrete and approximately 4.7 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; ready-mix

Exhibit 99.1 backlog; ability to maintain our cost structure; ability to maximize liquidity, monitor fixed costs, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. # # # Company Contact: 844-828-4774 IR@us-concrete.com